Filed Pursuant to Rule 424(b)(3)
Registration No. 333-142704

Classic Costume Company, Inc.

2,000,000 Shares of Common Stock to be offered and issued directly by
Classic Custom Company, Inc. and 201,000 Shares of Common Stock to be offered by a selling shareholder

We are a development stage company and have generated only limited revenue to date. We are focused on the productions and marketing of our unique line of historical costumes and reenactment clothing lines. The prospectus relates to the sale by us of up to 2,000,000 shares of common stock and to the resale by a certain selling security holder of 201,000 shares of common stock. Upon the effectiveness of this prospectus we may offer to sell shares of our common stock being offered in this prospectus at a purchase price of $0.05 per share; and (b) the selling security holders may offer to sell shares of our common stock being offered in this prospectus at a fixed price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices.

We may receive up to $100,000 in gross proceeds from the sale of shares of our common stock by us in the offering. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the OTC Bulletin Board.

	Price		Price
	Public	Commission (1)(2)	to our company (3)(4)

Per Share	$0.05	$0.00	$0.05

Total Maximum	$100,000	$0.00	$100,000

(1) We are offering the shares directly to the public through our officer(s) and Director(s), without payment of commissions or any other form of remuneration.

(2) The shares are being offered to prospective investors by our sole executive officer and director.

(3) Proceeds to our company have been computed before deductions of offering expenses, printing, legal, accounting, transfer agent, and other fees.  Such expenses are estimated at $5,000.  The net offering proceeds are thus estimated at $95,000 upon sale of the maximum offering.

(4) No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into our corporate account to be utilized for working capital in the priorities set by management of our company.

THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK TO THE PUBLIC INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE RISK FACTORS AND DILUTION).  THE OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED BY OUR COMPANY BASED UPON WHAT IT BELIEVES PURCHASERS OF SUCH SPECULATIVE ISSUES WOULD BE WILLING TO PAY FOR THE SECURITIES OF THE COMPANY AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

The Securities offered hereby involve a high degree of risk.
See “Risk Factors” beginning on page 5.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is May 15, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

CLASSIC COSTUME COMPANY, INC.

TABLE OF CONTENTS

Page
Prospectus Summary	1
Risk Factors	5
Capitalization	13
Dilution	14
Use of Proceeds	16
Selling Stockholders	17
Plan of Distribution	18
Market for Common Equity and Related Stockholder Matters	21
Description of Business	22
Managements’ Discussion and Analysis or Plan of Operation	25
Directors and Executive Officers, Promoters and Control Persons	29
Executive Compensation	30
Certain Relationships and Related Transactions	41
Security Ownership of Certain Beneficial Owners and Management	32
Equity Compensation Plan Information	32
Description of Securities	33
Indemnification for Securities Act Liabilities	33
Legal Matters	33
Experts	34
Additional Information	34
Financial Statements	F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

    The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements. We conduct our business operations through our wholly owned subsidiary, World Wide Relics, Inc. a Nevada corporation (“World Wide”). As used hereinafter in this prospectus, the terms “Classic”, “we,” “us,” or “our” refer to Classic Costume Company, Inc and its wholly-owned subsidiaries, including World Wide.

Classic Costume Company, Inc. was formed as a Delaware corporation on December 29, 2006.   We are a development stage corporation formed to produce and market our unique line of historical costumes and reenactment clothing lines through our website with the registered domain name of WorldWideRelics.Com. To date, we have completed our range of historical uniforms known as “Britain in the 1930’s” and have had commenced selling these items to the growing market of world wide enthusiasts and collectors through our internet platform and on eBay Inc. We intend to add new ranges of product covering the American Civil War reenactment market by producing a range of high quality uniforms for both the Union and Confederate Civil War Re-enactor. This range includes both uniforms as well as accoutrements such as boots, belts and back packs produced to a museum quality standard. The final business group is the marketing and sale of high quality copies of both British and German uniforms from both the world wars to satisfy the demand from the growing re-enactment groups world wide which are principally in Europe.

On January 7, 2007, we issued an aggregate of 10,000,000 shares of common stock, valued at $0.05 per share, the initial public offering price per share, to E. Todd Owens for professional services amounting to $500,000. The issuance of these shares and the related expenses are reflected in our financial statements as of December 31, 2006.

In January 2007, in consideration for 100% of the outstanding shares of World Wide, we issued 201,000 shares of common stock to the former shareholder of World Wide.

Since its inception, World Wide Relics, Inc. has incurred losses and is expected to incur losses for the foreseeable future. For the fiscal years ended December 31, 2005 and 2006, World Wide incurred net losses of $5,959 (from inception on January 8, 2005 through December 31, 2005) and $7,484, respectively. As a result of the foregoing, our independent auditors, in their report covering our financial statements for the year ended December 31, 2006, stated that our financial statements were prepared assuming that World Wide would continue as a going concern. As of December 31, 2006, World Wide had an accumulated deficit of $13,443 and a working capital deficiency of $12,743.

    Our principal executive offices are located at 1202 Lexington Avenue, Apartment 104, New York, New York 10028 our telephone number is 646-259-1009.

The Offering

Common stock outstanding before the offering	12,354,117 shares.
Common stock offered by selling stockholders	Up to 201,000 shares of common stock presently outstanding.
Common stock offered by our company
Up to 2,000,000 shares of common stock being conducted by our officers and directors, on a “best efforts” basis at $0.05 per share. No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into our corporate account to be utilized for working capital in the priorities set by management of our company. The offering conducted by our company will commence when the Securities and Exchange Commission declares this prospectus effective. The offering conducted by our company will terminate upon the earlier of the sale of all the shares of common stock being offered or 90 business days after the date hereof. In the event that all shares are sold under this prospectus by our company, persons who purchase shares will own 2,000,000 shares of common stock out of 14,354,117 shares of common stock outstanding, or 13.9%

Common stock to be outstanding after the offering	Up to 14,354,117 shares which assumes the sale of all shares pursuant to our direct offering.
Use of proceeds
We will not receive any proceeds from the sale of the common stock by the selling stockholder. We will use all proceeds raised in connection with our direct offering for working capital purposes including the purchase of inventory and computer equipment, rent office  space, hire additional technical, sales and administrative personal and organize an office. See "Use of Proceeds" for a complete description.

Market for the common shares
There is no public market for our common shares. We intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 5.
Forward-Looking Statements
This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

The above information regarding common stock to be outstanding after the offering is based on 12,354,117 shares of common stock outstanding as of April 16, 2007.

The above Offering Price of $0.05 per share has been arbitrarily determined by our company. It bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were estimates of our business potential, the limited financial resources of our company, the amount of equity and control desired to be retained by the present stockholders.

The summary financial information set forth below for the years ended December 31, 2006 and 2005 should be read in conjunction with the Consolidated Financial Statements and Notes thereto set forth elsewhere in this Prospectus

Summary Financial Information

	For The Year Ended December 31, 2005	For The Year Ended December 31, 2006
	World Wide Relics, Inc.	World Wide Relics, Inc.	Classic Costume Company, Inc	(1),(2),(3),(4) Pro- Forma Combined
Statement of Operations Data
Revenues	$3,620	$1,252	$-	$1,252
Cost of sales	1,356	478	-	478
Gross profit	2,264	774	-	774
Operating expenses	8,223	8,258	500,000	626,413
Net loss	(5,959)	(7,484)	(500,000)	(625,639)
Basic and diluted net loss per share	$(0.006)	$(0.007)	$(0.0500)	$(0.050)
Shares used in calculation of basic and diluted net loss per share	1,000,000	1,000,000	10,000,000	12,354,117

	For The Year Ended December 31, 2005	For The Year Ended December 31, 2006
	World Wide Relics, Inc.	World Wide Relics, Inc.	Classic Costume Company, Inc.	(1),(2),(3),(4) Pro-Forma Combined
Total assets	$5,130	$5,292	$-	$57,785
Total liabilities	$10,089	$17,735	$-	$47,735
Total stockholders’ equity (deficit)	$(4,959)	$(12,443)	$-	$10,050

(1)
To record purchase price of World Wide Relics, Inc. related to the 201,000 shares issued to the former shareholder of World Wide Relics, Inc., and a promissory note for $30,000 as consideration for 100% of the common stock of World Wide Relics, Inc.

(2)	To record the 2,153,117 shares issued to attorney as consideration for services related to registration statement..
(3)	To record an intangible as a result of the acquisition of World Wide Relics, Inc.
(4)	To record 2006 amortization of intangible.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to our company or that our company currently believes are immaterial may also impair our business operations. If any of the following risks actually occur, our businesses, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

As a start-up or development stage company, an investment in our company is considered a high risk investment whereby you could lose your entire investment.

We have just commenced operations and, therefore, we are considered a “start-up” or “development stage” company.  We have never owned and/or operated business of selling theatrical costumes, film props or collector curios.  We will incur significant expenses in order to implement our business plan.  As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses.  We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably.  If we cannot operate profitably, you could lose your entire investment

We have a history of losses since our inception which may continue and cause investors to lose their entire investment.

Classic Costume Company was formed on December 19, 2006 and has incurred net losses amounting to $500,000 from inception to December 31, 2006.

World Wide Relics, Inc., incurred net losses of $7,484 for the year ended December 31, 2006 and $5,959 for the period from inception, January 8, 2005, to December 31, 2005, respectively. As of December 31, 2006 World Wide incurred a working capital deficit of $12,743. Because of these conditions, we will require additional working capital to develop our business operations. We have not achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future, as we fund operating and capital expenditures, in such areas as sales and marketing and research and development. We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. If we continue to incur losses, we will not be able to fund any of our sales and marketing and research and development activities, and we may be forced to cease our operations. If we are forced to cease operations, investors will lose the entire amount of their investment.

Our working capital is limited and we will likely need to complete this offering in order to fully implement our business.

We have limited working capital on hand. Our ability to commence and continue operations and operate as a going concern is wholly contingent on the successful completion of this offering, our ability to borrow funds from Todd Owens, the sole executive officer of our company, and unrelated third parties, and the receipt of proceeds from the sale of our product range.  If adequate funds are not available, we may not be able to fund our expansion, take advantage of acquisition opportunities, develop or enhance products or services or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition.

As of this date, we have generated a net loss and there can be no assurance that income will be forthcoming in the future.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and which may force us to cease operations.

In their report dated May 4, 2007, our independent auditors stated that our financial statements for the year ended December 31, 2006 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

The loss of Todd Owens, our sole executive officer, or our inability to attract and retain qualified personnel could significantly disrupt our business.

We are wholly dependent, at present, on the personal efforts and abilities of Todd Owens, our sole executive officer. The loss of services of Mr. Owens will disrupt, if not stop, our operations. In addition, our success will depend on our ability to attract and retain highly motivated, well-educated specialists to our staff. Our inability to recruit and retain such individuals may delay implementing and conducting our business on the internet, and or result in high employee turnover, which could have a materially adverse effect on our business or results of operations once commenced. There is no assurance that personnel of the caliber that we require will be available.

We expect to incur losses in the future and, as a result, the value of our shares and our ability to raise additional capital may be negatively affected.

There is no assurance that our operations will initiate a successful profitable enterprise. As a result of our extremely limited operating history as well as the very recent emergence of the market addressed by us, we have neither internal nor industry-based historical financial data for any significant period of time upon which to base planned operating revenues and expenses. We expect to incur losses during the next 12 months of operations if not longer. We are also likely to experience significant fluctuations in quarterly operating results caused by many factors, including the rate of growth, usage and acceptance of the Internet, changes in the demand for the our products and services, introductions or enhancements of products and services by us and our competitors, delays in the introduction or enhancement of products and services by us or our competitors, customer order deferrals in anticipation of new products, changes in our pricing policies or those of our competitors and suppliers, changes in the distribution channels through which products are purchased, our ability to anticipate and effectively adapt to developing markets and rapidly changing technologies, our ability to attract, retain and motivate qualified personnel, changes in the mix of products and services sold, changes in foreign currency exchange rates and changes in general economic conditions. We are attempting to expand our channels of supply and distribution. There also may be other factors that significantly affect our quarterly results which are difficult to predict given our limited operating history, such as seasonality and the timing of receipt and delivery of orders within a fiscal quarter. As a retail business, we expect to operate with little or no backlog. As a result, quarterly sales and operating results depend generally on the volume and timing of orders and the ability of the Company to fulfill orders received within the quarter, all of which are difficult to forecast. Our expense levels are based in part on our expectations as to future orders and sales, which, given our limited operating history, are also extremely difficult to predict. Our expense levels are, to a large extent fixed, and it will be difficult for us to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in demand for our products and services in relation to our expectations would have an immediate adverse impact on our business, results of operations and financial condition, which could be material. Due to all of the foregoing factors, we believe that our quarterly operating results are likely to vary significantly in the future. Therefore, in some future quarter our operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of our common stock would likely be materially adversely affected.

We plan to use any revenues received to further develop and advance our range of re-enactment products, and to increase our sales and marketing. Many of the expenses associated with these activities (for example, costs associated with hiring professional consultants for historical accuracy of our product range) are relatively fixed in the short-term. We may be unable to adjust spending quickly enough to offset unexpected revenue shortfalls. If so, our operational results will suffer.

Because we have no operating history, we may not be able to successfully manage our business or achieve profitability and it will be difficult for you to evaluate an investment in our stock and you may lose your entire investment.

We were initially formed in in January 2007 when we acquired World Wide. World Wide was initially formed in January 2005.  We have a limited operation history. The market for products sold through the Internet has only recently begun to develop and is rapidly evolving.  Our prospects must be considered in light of the risks, costs and difficulties frequently encountered by companies in their early stage of development, particularly companies in the new and rapidly evolving Internet market.  In order to be successful, we must, among other things, attract, retain and motivate qualified customers to view our website, successfully implement our Internet marketing  programs,  respond to competitive developments and successfully expand our internal infrastructure, particularly sales, marketing and administrative personnel and its accounting system. There is, therefore, nothing at this time on which to base an assumption that our business will prove successful, and there is no assurance that it will be able to operate profitably if or when operations commence. You may lose your entire investment due to our lack of experience.

Our industry is highly competitive and we may not have the resources to compete effectively and be profitable, and as a result, you may lose your entire investment.

The markets for our products and services are new and intensely competitive. We expect competition to persist, increase and intensify in the future as the markets for our products and services continue to develop and as additional companies enter each of its markets. We are aware of a few major retailers as well as smaller entrepreneurial companies that are focusing significant resources on developing and marketing products and services that will compete with our products and services. Numerous product offerings and services that compete with those of ours can be expected in the near future. Intense price competition may develop in our markets. We face competition in the overall Internet market, as well as in each of the market segments where our products and services compete. We have multiple competitors for each of our products and services. Many of our current and potential competitors in each of its markets have longer operating histories and significantly greater financial, technical and marketing resources, name recognition and a more developed customer base.  We do not believe our markets will support the increasing number of competitors and their products and services. In the past, a number of product markets have become dominated by one or a small number of suppliers, and a small number of suppliers or even a single supplier may dominate one or more of our market segments. There can be no assurance that we will be able to compete effectively with current and future competitors.

Our future success depends upon successful sale of our products through electronic market medium, and if we do not successfully achieve significant market acceptance and usage of our products, such failure would materially adversely affect our business.

Many of our products and services are intended to be introduced for sale through this electronic market medium. Our success will depend largely upon the success of these and future products and services and marketing presentation enhancements. Failure of these products and services or enhancements to achieve significant market acceptance and usage would materially adversely affect our business, results of operations and financial condition. If we are unable to successfully market our products and services, develop new products and services and enhancements, complete products and services currently under development, or if such new products and services or enhancements do not achieve market acceptance, our business, results of operations and financial condition would be materially adversely affected. The market for our products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards.

These market characteristics are exacerbated by the emerging nature of the Internet market and the fact that many companies are expected to introduce new products through the Internet in the near future.

Our future success will depend in significant part on our ability to continually and on a timely basis introduce new products, services and technologies and to continue to improve the our products and services in response to both evolving demands of the marketplace and competitive product offerings. As a result, demand for and market acceptance of new products or services are subject to a high level of uncertainty, risk and competition, and there are few proven products and services. These pressures may force us to incur significant expenditures to remain competitive in these marketplaces, and, if we fail to appropriately address these pressures, our business, financial condition and prospects could be materially adversely affected.

Our limited experience in implementing and conducting internet based commerce may impair our ability to grow and adversely affect our prospects.

Our growth depends to a significant degree upon the development of our Internet/Direct Commerce business. We have limited experience in the businesses comprising our Internet/Direct Commerce business.  In order for our Internet/Direct Commerce business to succeed, we must, among other things:

-- make significant investments in our Internet/Direct Commerce business, including upgrading our technology and adding a significant  number of new employees;

--  significantly increase our online traffic and sales volume;

--  attract and retain a loyal base of frequent visitors to our website;

--  expand the products and services we offer over our website;

--  respond to competitive developments and maintain a distinct brand identity;

--  form and maintain relationships with strategic partners;

--  provide quality customer service; and

--  continue to develop and upgrade our technologies.

We cannot assure that we will be successful in achieving these and other necessary objectives or that our Internet/Direct Commerce business will ever be profitable. If we are not successful in achieving these objectives, our business, financial condition and prospects would be materially adversely affected.

System failure could impair our reputation, damage our brands and adversely affect our products.

If our website systems cannot be expanded to satisfy increased demand or fail to perform, we could experience:

--   unanticipated disruptions in service;

--   slower response times;

--   decreased customer service and customer satisfaction; and/or

--   delays in the introduction of new products and services.

Occurrence of any of the above incidences could impair our reputation, damage our brands and materially and adversely affect our prospects.

Our ability to facilitate transactions successfully and provide high quality customer service also depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations also are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. Any system failure that causes an interruption in service or decreases the responsiveness of our website service could impair our reputation, damage our brand name and materially adversely affect our prospects. Our success,  in particular our ability to successfully  receive and  fulfill orders and provide high-quality customer service, largely depends on the efficient  and  uninterrupted  operation of its computer and  communications hardware systems.  We do not have a formal disaster recovery plan. Despite the implementation of network security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfill customer orders.

We are using UJNA International as a source of most of our costumes. UJNA International is based in Kanpoor in Southern India. It is unique in its ability to match textiles and cloth samples and generate near perfect copies of original uniforms from historical photographs or illustrations. The loss of the services of UJNA International would severely impact our business.

If UJNA International were to cease operations, then our product line would cease to exist very quickly and we would have to cease business. To our knowledge no other company can match the product abilities and price of UJNA International.

In the unfortunate event that UJNA International ceases to produce and sell to Classic Costume, we cannot assure that we will be successful in finding a substitute for the same.  Our failure to find a substitute may lead to termination of our operation, and thus cause adverse effects to our prospects.

Transactions conducted on the internet involve security risks, and there can be no assurance that all of our customers’ transactions will be secure.

We rely on encryption  and  authentication  technology  licensed from third  parties to provide the  security  and  authentication  necessary  to effect secure transmission of confidential information,  such as customer credit card numbers.  There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography,  or other events or developments will not result in a compromise or breach of the algorithms  used by us to protect our customer’s  transaction data. Any compromise of our security could have a material adverse effect on our reputation.  A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches.  To  the  extent  that  activities  of  our or  third-party contractors  involve the storage and  transmission  of proprietary  information, such as credit  card  numbers,  security  breaches  could  damage our reputation  and expose our company to a risk of loss or litigation  and possible liability  which  could  have a  material  adverse  effect on us.

Todd Owens, our a director and sole executive officer, will only devote part time efforts to our business due to his involvement in other business interests until the completion of the offering.

The amount of time which Mr. Owens, our co-director and officer will devote to our business will be limited.  Thus, there exists potential conflicts of interest including, among other things, time and effort with such other business entities.  Currently, Mr. Owens is not involved in any other entity, which is engaged in a similar business as our company.  Mr. Owens will not spend full time operating our company.  This may cause delays in the implementation of our business plan.

Todd Owens will continue to influence matters affecting our company after this offering, which may conflict with your interests.

After giving effect to this offering, Todd Owens, a director and sole executive officer of our company will beneficially own approximately 70% of the outstanding shares of common stock of our company if all of the shares in the offering are sold. Mr. Owens will continue to influence the vote on all matters submitted to a vote of our stockholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions. This consolidation of voting power could also delay, deter or prevent a change-in-control of our company that might be otherwise beneficial to stockholders.

We may need and be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

Even if the maximum offering is sold, unforeseeable circumstances may occur which could compel us to seek additional funds. Because the offering has no minimum amount, it can close with only a small amount of proceeds raised. Furthermore, future events, including the problems, delays, expenses and other difficulties frequently encountered by start-up companies may lead to cost increases that could make the net proceeds of this offering insufficient to fund our proposed business plan. Thus, the proceeds of the offering may be insufficient to accomplish our objectives and we may have to borrow or otherwise raise additional funds to accomplish such objectives. We may seek additional sources of capital, including an additional offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. This may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. Our inability to raise additional equity capital or borrow funds required to affect our business plan, may have a material adverse effect on our financial condition and future prospects. Additionally, to the extent that further funding ultimately proves to be available, both debt and equity financing involve risks. Debt financing may require us to pay significant amounts of interest and principal payments, reducing the resources available to us to expand our existing businesses. Some types of equity financing may be highly dilative to our stockholders' interest in our assets and earnings. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility.

We will apply for the issuance trademarks, “www.worldwiderelics.com” and “www.classiccostumecompany.com,” by the United States Patent and Trademark Office, and denial of the application may result in adverse material effects against our prospects.

Risks Relating to Our Common Shares

There is no minimum raise required in this offering and all funds raised in this offering will be deposited directly into our corporate account and will not be held in escrow and, as a result, if we do not raise an adequate amount of funds to implement our business plan, you may lose your entire investment.

No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into our corporate account to be utilized for working capital in the priorities set by management of our company. We cannot guarantee that we will be able to raise adequate funds in this offering to implement its business plan. In the event that we do not raise adequate funds and the subscriber has invested in our company, then the subscriber’s investment may be lost entirely.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves.

We have not retained an underwriter to sell these shares. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. If we fail to sell all the shares we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

You will not receive dividend income from an investment in the shares and as a result, you may never see a return on your investment.

      We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future. We currently intend to retain any future earnings, if any, to finance the operation and expansion of our business. Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of the securities offered by our company. As we do not intend to declare dividends in the future you may never see a return on your investment and you indeed may lose your entire investment.

We have arbitrarily determined the initial public offering price and this may not be the market price of the shares after the offering.

The offering price of the shares has been arbitrarily determined by us based on what we believe purchasers of such speculative issues would be willing to pay for the shares of our company and does not necessarily bear any material relationship to book value, par value, or any other established criterion of value. As a result, it may be difficult for you to resell your shares at or above the offering price. You may also lose your entire investment if the price of the shares being sold is too high.

You may not be able to resell any shares you purchased in this offering.

      There is no trading market for our common stock at present and there has been no trading market to date. We have not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the aftermarket of our common stock. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. This means that it may be hard or impossible for you to find a willing buyer for your stock should you decide to sell it in the future or to resell the shares at or above the offering price.

Our issuance of further shares and the eligibility of issued shares for resale will dilute our common stock and could lower the price a willing buyer would pay for our common stock.

      The shares, if all are sold, being offered in this prospectus (excluding the shares held by the selling stock holder) represents 13.9% of our total issued and outstanding shares on a fully-diluted basis. Present shareholders acquired their shares of common stock at prices substantially below the offering price, upon completion of the Offering, there will be an immediate substantial dilution to subscribers in the book value of each common share, and the present management will realize an immediate increase thereon. (See “Dilution.”) We calculate net tangible book value per share by subtracting from our total assets all intangible assets and total liabilities, and dividing the result by the number of outstanding shares of common stock. Furthermore, we may issue additional shares, options and warrants and we may grant stock options to our employees, officers, directors and consultants under our future stock option plans, all of which may further dilute our net tangible book value. The dilution of our shares could lower the price a willing buyer would pay for our shares based on the fact our net asset value per share and/or our earnings ratio per share would be reduced.

Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock and impair our ability to raise capital.

The 12,354,117 Shares Common Stock presently issued and outstanding as of the date hereof are “restricted securities” as that term is defined under the Securities Act of 1933, as amended, (the “Securities Act”) and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to one percent of our outstanding common stock every three months. Sales of unrestricted shares by our affiliates are also subject to the same limitation upon the number of shares that may be sold in any three month period. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 (the “Securities Exchange Act”) or of Rule 15c2-11 there under. Rule 144(k) also permits the termination of certain restrictions on sales of restricted securities by persons who were not affiliates of our company at the time of the sale and have not been affiliates in the preceding three (3) months. Such persons must satisfy a three (3) year holding period. There is no limitation on such sales and there is no requirement regarding adequate current public information. Investors should be aware  that sales under Rule 144 or 144(k), or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of our securities in any market which may develop for such shares.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our common stock is subject to the "penny stock" rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Capitalization

The following table sets forth the capitalization of the company as of December 31, 2006 and as adjusted to give effect to the sale and issuance of 2,000,000 shares of common stock being offered hereby at the initial public offering price of $.05 per share and the application of the estimated proceeds therefrom. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

	December 31, 2006
	Actual	As Adjusted (1), (2), (3), (4), (5)
Note payable (1)	$-	$30,000
Stockholders’ equity: Preferred Stock $.001 par value, 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, $.001 par value, 50,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000	-
14,354,117 issued and outstanding - pro forma (1), (2), (3), (4), (5)	-	14,354
Additional paid-in capital	490,000	698,352
Deficit accumulated during the development stage	(500,000)	(607,656))
Total stockholders equity	-	105,050

Total Capitalization	$-	$135,050

The capitalization table above is adjusted to reflect the following:

(1)
To record purchase price of World Wide Relics, Inc. related to the 201,000 shares issued to the former shareholder of World Wide Relics, Inc., and a promissory note for $30,000 as consideration for 100% of the common stock of World Wide Relics, Inc.

(2)	To record the 2,153,117 shares issued to attorney as consideration for services related to registration statement..

(3)	To record an intangible as a result of the acquisition of World Wide Relics, Inc.

(4)	To record 2006 amortization of intangible.

(5)	To record the sale of 2,000,000 shares of common stock being offered at $0.05 per share at initial public offering

.

DILUTION

The difference between the public offering price per share of common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At December 31, 2006, our net tangible book value was at a deficiency of ($42,743), or approximately ($0.0035) per share of common stock. After giving effect to the sale of 500,000 shares of common stock and the deduction of estimated expenses of this offering of $5,000, our pro forma net tangible book value at December 31, 2006, would have been ($22,743) or ($0.0018) per share, representing an immediate increase in net tangible book value of $0.0017 per share to the initial stockholders and an immediate dilution of $0.0518 per share to new investors.

The following table illustrates the dilution to the new investors on a per-share basis:

Public Offering Price		$ 0.0500
Net Tangible book value before this
offering	$(0.0035)
Increase attributable to new investors	$0.0017
Pro forma net tangible book value after this offering		$0.0018

Dilution to new investors		$0.0518

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value (deficiency) before this offering	($42,743)
Net Proceeds from the offering (minimum)	20,000
($22743)

Denominator:
Shares of common stock outstanding prior to this offering	12,354,117
Shares of common stock included in the units offered(minimum)	500,000
12,854,117

The following illustrates dilution at varying levels of proceeds from the Offering:

	ASSUMING			ASSUMING
	MINIMUM	50% of	75% of	MAXIMUM
	OFFERING	OFFERING	OFFERING	OFFERING
Public offering price per share	$0.05	$0.05	$0.05	$0.05
Net tangible book value per
share as December 31, 2006	(0.0035)	(0.0035)	(0.0035)	(0.0035)
Increase per share attributable
to this offering	0.0017	0.0036	0.0054	0.0071
Pro forma net tangible book
value per share after this offering	(0.0018)	0.0002	0.0020	0.0036

Dilution to new investors	0.0518	0.0498	0.0480	0.0464
Percentage of Dilution	104%	100%	96%	93%

The following table sets forth with respect to the existing shareholders, a comparison of the number of shares of Common Stock owned by the existing shareholders, the number of common stock to be purchased from our company by the purchasers of the shares of common stock offered hereby and the respective aggregate consideration paid to our company and the average price per share:

	Number of		Amount		Average
	shares purchased	Percent	of consideration	Percent	price per share
Existing shareholders	12,345,117	96.1%	$617,256	96.1%	$0.050
New investors	500,000	3.9%	$25,000	3.9%	$0.050
	12,845,117	100.0%	$642,256	100.0%	$0.050

USE OF PROCEEDS

If the event that we sell only 500,000 shares, we estimate that we will receive net proceeds of approximately $20,000 ($25,000 of gross proceeds, less offering expenses of approximately $5,000). There is no minimum offering in connection with this Offering. If the maximum number of shares of common stock is sold, we estimate that we will receive net proceeds of approximately $95,000 ($100,000 of gross proceeds, less offering expenses of approximately $5,000) from our sale of the 2,000,000 shares of common stock offered by us. This estimate is based on an initial public offering price of $0.05 per share and is before deduction for any commissions or non-accountable expenses we may pay to registered broker-dealers, if any. We currently have no plans, arrangements or agreements to offer any shares through registered broker-dealers. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds.

We expect to use the net proceeds of the offering for the following purposes (1):

	Minimum	50%	75%	Maximum
Salaries(2)	10,000	14,000	20,000	20,000
Marketing (3)	-0-	6,500	10,000	20,000
Rent	-0-	10,000	15,000	15,000
Purchase of equipment
and software	3,000	5,000	9,000	15,000
General and administrative
Expenses (4)	1,000	1,500	2,000	2,500
Legal and accounting	3,000	4,000	6,000	6,000
Working capital	3,000	4,000	8,000	16,500

Total	$20,000	$45,000	$70,000	$95,000

(1) Assumes that all product development and marketing come from the "best efforts" offering and not from operations.

(2) Consist partially of a salary to Todd Owens of $10,000, that of a computer programmer and a part time history consultant to help develop and review content.

(3) Marketing will include development of the marketing website, attendance at re-enactment trade shows, brochures, and advertising of the website name over radio

(4) General overhead expenses, including, but not limited to, office supplies, overnight delivery services, mail, telephones, insurance.

We believe that the net proceeds from the minimum offering will be sufficient to continue the development of our proposed business for the next 12 months but not enough to expand our business plan. We also believe that net proceeds from the maximum offering will enable us to increase our marketing efforts. Pending maximum use of the proceeds from the shares of common stock sold by us pursuant to this Offering, as set forth above, we may invest a portion of such proceeds in short-term, interest-bearing securities, U.S. Government securities, money market investments and short-term, interest-bearing deposits in major banks. Our ability to continue the development of our business is dependent on the receipt of the net proceeds from the shares of common stock sold by us pursuant to this Offering.

We will not receive any proceeds from the 201,000 additional shares of common stock that are being offered for sale by the selling stockholder under this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no market for our common stock.

As of April 16, 2007, there were three holders of record of our common stock.

We will appoint Manhattan Transfer Co, Inc., New York, NY, as transfer agent for our shares of common stock.

DESCRIPTION OF BUSINESS

BUSINESS OF CLASSIC COSTUME COMPANY, INC.

History of the Company

Initially, World Wide was incorporated on January 8, 2005, as a Nevada corporation under the name, World Wide Relics, Inc.  On January 15, 2006, World Wide Relics, Inc sold to Western Securities 1,000,000 shares of common stock par value $0.001 for net consideration of $1,000. In January 2007, Western Securities sold the 1,000,000 shares of World Wide in exchange for 201,000 shares of common stock in Classic Costume Company, Inc and a note for $30,000 from Classic Costume Company, Inc., a newly organized Delaware Corporation pursuant to a Plan of Sale (the “Plan”). Classic Costume Company, Inc. was incorporated in January 2007. World Wide remains as a wholly owned subsidiary of Classic Costume Company, Inc.

Overview

    We are a development stage corporation formed to produce and market our unique line of historical costumes and reenactment clothing lines, and through our website with the registered domain name of WorldWideRelics.Com. To date, we have completed our range of political uniforms known as “Britain in the 1930’s” and have had reasonable success selling these items to the growing market of world wide enthusiasts and collectors. We intend to add new ranges of product covering the Civil War reenactment market by producing a range of high quality uniforms for both the Union and Confederate Civil War Re-enactor. This range includes both uniforms as well as accoutrements such as boots, belts and back packs produced to a museum quality standard. The final business group is the marketing and sale of high quality copies of both British and German uniforms from both the world wars to satisfy the demand from the growing re-enactment groups that are appearing world wide.

    Enthusiasts can shop from their computers. A virtual store exists on that portion of the Internet known as the World Wide Web. You get to the store by entering its Web address, called a "universal resource locator, ("URL"), into a Web browser. We have registered the Domain Name “worldwiderelics.com.  We also filed an application with the United States Government to trademark our website domain name, “worldwiderelics.com.” This trademark application is currently pending.

    Once a product is selected for purchase, through our “shopping cart”, a form will be presented to you on the screen with the description and availability of the product, shipping times or any delays, payment information. Payment methods will include: a. selecting a toll free telephone number to call and place your order, (b) E-mail to transmit credit card or electronic funds transfer ("ETF") or (c) pay through a secured a Secured Electronic Transfer, ("SET").

    Whether the customer purchases something or not, before leaving the store, the customers will be asked if they would like to leave their E-mail address and hopefully some personal information about themselves in order to be notified about any new product lines as they become available.

Business Plan Implementation

We plan to promote the public’s interest in visiting our internet store through several methods:

•
We intend to attend various types of consumer trade shows to place our products for sale, to collect names for a mailing of our catalog and other promotional information relating to our website and to direct customers to our website for access to our full product lines.

•
We will be producing CD ROM's containing information about us, the store, samples of titles with good resolution images and other interesting stories and information about our origin and our products. We will list our URL with the various Web search engines such as Lycos, Yahoo, etc.

•
We will encourage visitors to visit our internet store and leave their E-mail address and any other personal information obtainable to build a data base of shoppers from which to send notices of sales, availability of desired merchandise or any other enticement to get the shopper back to return to our Web Site or recommend it to others.

•	We plan to begin a process of enabling multi lingual wording of our products and internet store to encourage foreign visitors to visit us.

•	We intend to utilize radio advertising to advertise our website “worldwiderelics.com”.

•	We intend to establish E-stores with Ebay and Amazon.com in addition to Yahoo.com.

The Technology

    We are using UJNA International to manufacture our product line. UJNA International is a well established provider of historical costumes having provided to such media organizations as ABC and numerous film companies. They supply a large range of goods from Civil Re-enactment supplies through to full uniforms for those who re-enact World War One battles. UJNA International has interests in tannery facilities and a textile mill based in the surrounds of Kampoor in Southern India. By virtue of economies of scale they are able to produce, dye and cut small production runs of cotton or woolen cloth that would be impossible to replicate in the west on a cost efficient basis.

UJNA International offers Classic Costume Company the most effective point of sale systems to fulfill the amateur re-enactors needs. By downloading the measurement chart from the website of www.worldwiderelics.com the amateur enthusiast is able to email his or her measurements to the dedicated email address and make a credit card payment through Pay Pal. Upon receipt of this information the measurements are formatted and emailed to UJNA International for fulfillment. Within ten days the finished product is drop shipped from Kanpoor in India direct to the purchaser.

     As the Internet has become more complex, more easily accessed, and more plentiful in rich media, it has increasingly become a destination for those wanting to purchase leisure goods. Historically hobby re-enactor enthusiasts were limited on the availability of products such as uniforms and accoutrements. Usually they were advertised through magazines that covered the relevant history periods such as Civil War Times or at yearly re-enactment gatherings. Most products were in standard sizes so any purchases by the enthusiast resulted in considerable home tailoring and size re-adjustment. By using the internet platform provided by our company the hobby re-enactor is guaranteed that providing he follows the measuring instructions he will receive a perfectly fitting period costume with the correct feel.

    Because UJNA International uses cheap domestic labor that stitches by hand all products offered are all but indistinguishable from period articles. As the costs of low volume production in India are a fraction of the costs in the United States, Classic Costume is able to deliver the product and still make a profit since the margin after shipping costs is approximately 70 per cent.

Products

    We intend to manufacture and sell a range of historical costumes to the amateur re-enactor. To date, we have completed a range known as ‘Britain in the 1930’s’ and consists of museum quality bespoke copies of various political uniforms worn in Great Britain in the 1930’s. This line includes emblematic belts, shirts and other paraphernalia content before the Second World War.

    We are also developing in conjunction with UJNA International and range of museum quality copies of Civil War uniforms covering both Confederate and Union forces that will be released in May of 2007. In conjunction with this launch we will be releasing a complete film company quality range of uniforms from the both World War One and Two to cater to the growing market of re-enactors and living history groups that cover these periods of history.

Merchandising and Internet/Direct Commerce

    Our retail merchandising and Internet/Direct Commerce businesses competes in the consumer products and specialty retail businesses as well as the electronic commerce industry, all of which are highly competitive. The leading competitors of our merchandising business include brick and mortar re-enactment resource stores, businesses that have been long established and known in re-enactment circles, and such Internet sites offering related products such as Ebay.com. We compete on the basis of our content, the quality, uniqueness, price and assortment of our products, service to customers and proprietary customer lists developed through direct contact with potential customers at militaria shows.

Competition

    We have competition in every area of our existing and proposed businesses from other companies that have set up Web Sites to offer re-enactment products for sale at competitive prices. The competitors are broken down by product segmentation into three key areas. Those selling civil war re-enactment supplies such as uniforms and period weapons, etc.; those selling services such as costume hire and retired film company props. The third segment is those internet stores selling a range of civil war, Second World War surplus to the re-enactment enthusiast.

Amongst the competitors is Fall Creek Suttlery, Inc, www.fcsutler.com, founded in 2003. The range of uniform products on offer gives some idea of the market size. A typical civil war style uniform jacket is offered for sale at $149.00.

    Mercury Supply Company of Livingston, Texas offers an online catalogue and is a pure e-commerce business. Again the company is privately held so no figures are available for turnover of profitability. The average cost of reenactment uniforms for both North and South is around $250.00.

The following are some of the other competitors in the market: www.tombstoneoutfitters.com , www.ccsutlery whilst World War One reenactment enthusiasts have a very limited field to choose from but are served by www.schipperfabrik.com and Second World War Enthusiasts are covered by a firm called www.1944militaria.com based in the United Kingdom.

Description of Property

    We neither own nor lease any real property.  We maintain our principal office at 1202 Lexington Avenue, Apt. 104, New York, New York 10028.  Our telephone number at that office is (646) 259-1009.  We currently do not occupy office space as our business is strictly e-commerce.  This arrangement is expected to continue until such time as it becomes necessary for us to relocate, as to which no assurances can be given.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

We may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

You should read the following discussion and analysis in conjunction with our financial statements and notes thereto, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management.

PLAN OF OPERATION

Overview

We are a development stage corporation that markets and distributes products to the reenactment community by producing a range of products covering the American Civil War, World War One, the turbulent 1930’s through to the Second World War covering both British, American German reenactment needs. The first phase known as Britain in the 1930’s has been completed and is available from our e-commerce platform at wwww.worldwiderelics.com.

Events and Uncertainties that are critical to our business

We have had limited operations and like all new businesses face certain uncertainties, including expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. We have had little or no revenues since our inception.  In 2005, we sold an aggregate of $3,500 in product mainly centered around the ‘Britain in thirties’ collection. Also, there is no guarantee that we may be able to generate any interest in our product that will result in any sales in the future. There is no guarantee that we will be able to generate sufficient sales to make our operations profitable. We may continue to have little or no sales and continue to sustain losses in the future. If we continue to sustain losses we will be forced to curtail our operations and go out of business. Our success depends in a large part on our ability to create additional product lines to create a catalog of uniforms to offer and implement a successful marketing and sales plan. While we are currently seeking to hire additional computer programmers and historians to consult with as to historical accuracy and content there is no guarantee that these efforts will result in any substantial sales. Because of lack of funding, we are unable to hire a dedicated programming and historical research consulting team who will devote their efforts to helping us design and create new lines of reenactment product in a timely manner.

If we are able to obtain funding to become fully operational, there is no guarantee that we will be able to find personnel who will be able to work closely with the company to help design and create new lines of product or to process orders, including special orders, made via the internet.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The critical accounting policies that affect our more significant estimates and assumptions used in the preparation of our financial statements are reviewed and any required adjustments are recorded on a monthly basis.

Revenue Recognition

Revenue is recognized when products are shipped or services are rendered.

Website Development Costs

Website development costs consist principally of outside consultants and related expenses.  We follow the provisions of Emerging Issues Task Force (“EITF”) Issue No. 00-2, “Accounting for Website Development Costs,” which provides guidance in accounting for costs incurred to develop a website.  Our website is being continually changed on a regular basis as the business model continues to evolve.  Accordingly, due to the uncertainty of our future products, these costs are expensed as incurred and are included in website development costs.

Research and Development

Research and development costs are charged to expense as incurred.

Stock Based Compensation

As permitted under Statement of Financial Accounting Standard ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"), which amended SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), we have elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations including "Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

New Accounting Pronouncements

In February 2006, the FASB issued SFAS 155, which applies to certain "hybrid financial instruments," which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value remeasurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. The adoption of SFAS No.155 did not have a material impact on the Company's financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company’s financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company’s consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Seasonality of Business

We expect there to be subject to some seasonal fluctuations in its operating results, with revenues in November and December and other popular shopping holidays expected to be higher because of relationship of purchasing gifts and needed items for friends and family members being specifically associated with these occasions.

PLAN OF OPERATIONS - CLASSIC COSTUME COMPANY, INC.

                   We are a start-up, Development Stage Company with a limited operating history.  We were initially formed in January 2007 when we acquired World Wide Relics, Inc.  World Wide was initially formed in January 2005.  The market for products sold through the Internet has only recently begun to develop and is rapidly evolving.  Our prospects must be considered in light of the risks, costs and difficulties frequently encountered by companies in their early stage of development, particularly companies in the new and rapidly evolving Internet market.  In order to be successful, we must, among other things, attract, retain and motivate qualified customers to view our website, successfully implement our Internet marketing  programs,  respond to competitive developments and successfully expand our internal infrastructure, particularly sales, marketing and administrative personnel and its accounting system.   Our mission is to combine the advantages of online commerce with a superior customer focus in order to be an authoritative source for authentic and excellent reproductions of historical memorabilia and clothing.

In sum, our goals are:

1.   To generate maximum sales revenues by offering an extensive range of superior products to online consumers at competitive prices;

2.   To generate referral and repeat business by offering exceptional service and sales follow-up to our customers

3.   To maximize the competitive advantage we hold through the sale of quality products which consumers value.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles and we have expensed all development expenses related to the establishment of the company.

RESULTS OF OPERATIONS - WORLD WIDE RELICS

Results of Operations - Comparison for the Year Ended December 31, 2006 to the Year Ended December 31, 2005

Revenues

For the year ended December 31, 2006 revenues were $1,252 as compared to $3,620 for the year ended December 31, 2005, a decrease of $2,368 or 65.4%. This decrease in revenue was the result of the lack of capital to implement its business plan.

Cost of Sales

Our cost of goods sold for year ended December 31, 2006 were $478, or 38.2% of our sales as compared to $1,356, or 37.5% of our sales for the year ended December 31, 2005. The decrease in cost of sales directly relates to the decrease in revenue. The cost of sales as a percentage of revenue remained relatively the same.

Operating Expenses

For the year ended December 31, 2006, our operating expenses were $7,713 as compared to $7,561. Operating expenses primarily consist of professional fees.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2006, we had a working capital deficit of $12,743. We generated a deficit in cash flow from operations of $763 for the year ended December 31, 2006. This deficit is primarily attributable to our net loss from operations of $7,484 which is offset by accounts payable and accrued expenses in the amount of $7,000.

We did not have cash flows in investing activities for the year ended December 31, 2006.

We met our cash requirements during the period through advances made to the company by a shareholder..

We presently do not have the required capital to meet our cash requirements for the next 12 months. We are seeking additional financing, which may take the form of debt, convertible debt or equity, in order to provide the additional working capital and funds for expansion. We currently have no commitments for financing. There is no guarantee that we will be successful in raising the funds required.

INFLATION

The impact of inflation on the costs of our company, and the ability to pass on cost increases to its customers over time is dependent upon market conditions. We are not aware of any inflationary pressures that have had any significant impact on our operations over the past quarter, and we do not anticipate that inflationary factors will have a significant impact on future operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding our sole executive officers and director.

Name	Age	Position
Todd Owens	30	Chief Executive Officer, Chief Financial Officer, President, Secretary and Sole Director

Set forth below is a biographical description of the sole executive officer and director based on information supplied by each of them.

E. Todd Owens. Since January 2007, Mr. Owens has served as the sole executive officer and director of our company. Since 2005 to present, Mr. Owens has served as a researcher for the American Foreign Policy Council. In addition, Mr. Owens is a member of the United States Marine Corps reserve. From 1999 to 2005, Mr. Owens served as an analyst/scout sniper for the United States Marine Corps and during 2004 and 2005 he was deployed in Iraq. From 2002 to 2004, Mr. Owens served as a Commodity Futures Specialist for Iowa Grain Company and from 2001 to 2002 as an Options Analyst for the Kansas City Board of Trade. Mr. Owens graduated from the University of Kansas in 2001 and from the Defense Language Institute in 2004. Mr. Owens is fluent Arabic.

CODE OF ETHICS

We adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of our company. A copy of our code of ethics is attached hereto.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash compensation (including cash bonuses) paid or accrued and equity awards granted by us for years ended December 31, 2006 and 2005 to our Chief Executive Officer and our most highly compensated officers other than the Chief Executive Officer at December 31, 2006 whose total compensation exceeded $100,000.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
E. Todd Owens (1)	2006	--	--	--	--	--	--	--	--
	2005	--	--	--	--	--	--	--	--

(1) Sole executive officer and director.

OUTSTANDING EQUITY AWARDS

No other named executive officer has received an equity award.

DIRECTOR COMPENSATION

We do not pay directors compensation for their service as directors.

Employment and Other Agreements

We have not entered into any employment agreement as of the date hereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 7, 2007, we issued an aggregate of 10,000,000 shares of common stock to E. Todd Owens in for services provided as the sole executive officer and director.

On January 7, 2007, we issued an aggregate of 201,000 shares of common stock in consideration for all of the outstanding securities of World Wide Relics, Inc. In addition, we issued an promissory note in the amount of $30,000 repayable on January 7, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 16, 2007 with respect to the beneficial ownership of the Company's outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The below table is based on 12,354,117 shares of common stock outstanding as of April 16, 2007.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
E. Todd Owens (2)	10,000,000	80.9%

Sichenzia Ross Friedman Ference LLP	2,153,117(3)	17.4%

All officers and directors as a group (1 person)	10,000,000	80.9%

* less than 1%,

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Officer and/or director of the Company.

(3) Sichenzia Ross Friedman Ference LLP also holds a common stock purchase warrant to purchase 15% of the fully diluted shares of common stock of our company. The warrant is only exercisable 61 days following any change of control of our company. The warrant exercise price is $1.00.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of December 31, 2006.

	Number of securities	Weighted average	Number of securities
	to be issued upon	exercise price of	remaining available for
	exercise of	outstanding options,	future issuance under
	outstanding options,	warrants and rights	equity compensation plans
	warrants and rights	(excluding securities
Plan category	reflected in column
Equity compensation plans approved
by security holders	None	----	None

Equity compensation plans not
approved by security holders	None	----	None

Total	None	----	None

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. None of the selling stockholders have held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Name	Shares beneficially owned prior to the offering(1)	Total Shares Registered	Percent of Shares Outstanding (1)	Shares beneficially owned after the offering	Percent of Shares after the offering
Western Securities Corp. (3)	201,000	201,000	1.63%	--	--

(1) These columns represent the aggregate maximum number and percentage of shares that the selling stockholder can own at one time.

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on a total outstanding number of 12,354,117 as of April 16, 2007.

(3) In January 2007, in consideration for 100% of the outstanding shares of World Wide, we issued 201,000 shares of common stock to, Western Securities Corp., the former shareholder of World Wide. Margaret Jordan holds voting and dispositive control over the shares held by Western Securities Corp.

PLAN OF DISTRIBUTION

The Offering

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis. The offering price is $0.05 per share. The offering will be for a period of 90 business days from the effective date and may be extended for an additional 90 business days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 2,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may only sell a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed promptly after a subscription is accepted and "good funds" are received in our account.

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

1.	None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.
None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	None of such persons is, at the time of his participation, an associated person of a broker- dealer; and

4.
All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officers.

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 90 business days. We may extend the offering for an additional 90 business days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Classic Custom Company, Inc." Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Selling Security Holders Distribution

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders holders will be offering our common shares at a price of $0.05 per common share. Notwithstanding the foregoing, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	privately negotiated transactions;
•	market sales (both long and short to the extent permitted under the federal securities laws);
•	at the market to or through market makers or into an existing market for the shares;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
•	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares. In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers. To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold by the selling security holder under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF SECURITIES

We are authorized to issue up to 50,000,000 shares of common Stock, par value $0.001, and 5,000,000 shares of preferred stock. As of April 16, 2007, there were 12,354,117 shares of common stock outstanding and no shares of preferred stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

We will appoint Manhattan Transfer Co, Inc., New York, NY, as transfer agent for our shares of common stock.

 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's directors and executive officers are indemnified as provided by the Delaware General Corporation Law and the Company's Bylaws. Limitation on Liability and Indemnification of Directors and Officers under Delaware General Corporation Law a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Delaware law, our By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. We have purchased insurance under a policy that insures both our company and our officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Classic Custom Company, Inc., by Sichenzia Ross Friedman Ference LLP, New York, New York. Sichenzia Ross Friedman Ference LLP has received 2,153,117 shares of common stock and a common stock purchase warrant to purchase 15% of the fully diluted shares of common stock of our company. The warrant is only exercisable 61 days following any change of control of our company. The warrant exercise price is $1.00. Sichenzia Ross Friedman Ference LLP received such securities for its representation of our company in connection with the preparation of this registration statement.

EXPERTS

The balance sheet of World Wide for the fiscal year ended December 31, 2006, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2006 and 2005, respectively appearing in this prospectus and registration statement have been audited by Sherb & Co., LLP, independent registered public accounting firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC 100 F Street, N.E, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC internet site at http://www.sec.gov.

 CLASSIC COSTUME COMPANY, INC.
INDEX TO FINANCIAL STATEMENTS

Page(s)

CLASSIC COSTUME COMPANY, INC.

Report of Independent Registered Public Accounting Firm	F-1
Financial Statements:
Balance Sheet as of December 31, 2006	F-2
Statement of Operations for the year ended December 31, 2006	F-3
Statement of Cash Flows for the year ended December 31, 2006	F-4
Statement of Stockholders’ Equity (Deficit) for the year ended
December 31, 2006	F-5
Notes to Financial Statements	F-6 to F-14

WORLDWIDE RELICS, INC.

Report of Independent Registered Public Accounting Firm	F-15
Financial Statements:
Balance Sheet as of December 31, 2006 and 2005	F-16
Statements of Operations for the years ended December 31, 2006 and 2005	F-17
Statements of Changes in Stockholders’ Deficit for the years ended
December 31, 2006 and 2005	F-18
Statements of Cash Flows for the years ended December 31, 2006 and 2005	F-19
Notes to Financial Statements	F-20 to F-26
PRO-FORMA COMBINED FINANCIAL STATEMENTS

Financial Statements:
Introduction to Pro Forma Combined Financial Statements (Unaudited)	F-27
Pro - Forma Combined Balance Sheets (Unaudited)	F-28
Pro - Forma Combined Statement of Operations (Unaudited)	F-29
Notes to Combined Financial Statements (Unaudited)	F-30 to F-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
CLASSIC COSTUME COMPANY, INC.
New York, N.Y.

We have audited the accompanying balance sheet of Classic Costume Company as of December 31, 2006 and the related statements of operations, stockholders' deficit and cash flows from December 29, 2006 (Inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Classic Costume Company, Inc. as of December 31, 2006 and the results of their operations and their cash flows for the period from December 29, 2006 (Inception) to December 31, 2006, in conformity with U. S. generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenue since inception on December 29, 2006 and has incurred net losses of $500,000 since inception through December 31, 2006. As a result, the current operations are not an adequate source of cash to fund future operations. These issues among others raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By:	/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants

New York, N.Y.
May 4, 2007

CLASSIC COSTUME COMPANY, INC.
(a development stage company)
BALANCE SHEET
DECEMBER 31, 2006

ASSETS
Total assets	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Total current liabilities	$-

Stockholders' Equity (Deficit)
Common stock , $.001 par value, 50,000,000 shares authorized,
10,000,000 issued and outstanding at December 31, 2006, respectively	10,000
Preferred stock , $.001 par value, 5,000,000 shares authorized,
No shares issued and outstanding	-
Additional paid-in capital	490,000
Deficit accumulated during the development stage	(500,000)
Total stockholders' equity (deficit)	-

Total liabilities and stockholders' equity (deficit)	$-

The accompanying notes to the financial statements are an integral part of these statements.

CLASSIC COSTUME COMPANY, INC.
(a development stage company)
STATEMENTS OF OPERATIONS
Period from
December 29, 2006
(Inception) Through December 31, 2006

Revenue	$-
Costs of revenue	-

Gross profit	-

General and administrative expenses	500,000

Net income (loss)	$(500,000)

(Loss) per share:
Basic and diluted earnings (loss) per share	$(0.05)

Weighted average number of common shares
outstanding - basic and diluted	10,000,000

The accompanying notes to the financial statements are an integral part of these statements.

CLASSIC COSTUME COMPANY, INC. (a development stage company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

				Deficit
			Additional	Accumulated	Total
	Common Stock		Paid-In	During the	Stockholders'
	Shares	Par	Capital	Development Stage	Equity (Deficit)

Balance, December 29, 2006	-	$-	$-	$-	$-

Issuance of restricted shares to officer @.05 per share	10,000,000	10,000	490,000	-	500,000

Net loss for the period ended December 31, 2006	-	-	-	(500,000)	(500,000)

Balance, December 31, 2006	10,000,000	$10,000	$490,000	$(500,000)	$-

The accompanying notes to the financial statements are an integral part of these statements.

CLASSIC COSTUME COMPANY, INC.
(a development stage company)
STATEMENT OF CASH FLOWS

Period from
December 29, 2006 (Inception)
Through December 31, 2006

Cash flows from operating activities:
Net (loss)	$(500,000)

Adjustments to reconcile net loss to net
cash used in operating activities

Common stock issued for services	500,000

Changes in operating assets and liabilities	-

Net cash used in operating activities	-

Cash flows from investing activities:
Net cash used in investing activities	-

Cash flows from financing activities:
Net cash used in financing activities	-

Net cash provided by financing activities	-

Net increase (decrease) in cash and cash equivalents	-
Cash and cash equivalents - beginning of period	-

Cash and cash equivalents - end of period	$-

Supplemental disclosures of cash flow information
Cash paid for income taxes	$-
Cash paid for interest	$-

The accompanying notes to the financial statements are an integral part of these statements.

CLASSIC COSTUME COMPANY, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 1- NATURE OF BUSINESS

Classic Costume Company, Inc. (“the Company”) was formed as a Delaware corporation on December 29, 2006 and is a development stage corporation formed to produce and market historical costumes and reenactment clothing lines through a website with the registered domain name of WorldWideRelics.Com.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements which present the results of operations of Classic Company, Inc. for the year ended December 31, 2006 has been prepared using accounting principles generally accepted in the United States of America.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

Property and Equipment
Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (primarily three to five years). Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. Costs of maintenance and repairs are charged to expense as incurred.

Stock Based Compensation
In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes Accounting Principles Board (“APB”) Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107”. SAB 107 expresses views of the staff regarding the interaction

CLASSIC COSTUME COMPANY, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation (continued)
between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the U.S. Securities and Exchange Commission (the “SEC”) adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS No. 123. Effective January 1, 2006, the Company has adopted SFAS No. 123(R) under the prospective method.

Recoverability of Long-Lived Assets
The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Property and equipment to be disposed of by sale is carried at the lower of the then current carrying value or fair value less estimated costs to sell. Intangible assets with indefinite useful lives are tested for impairment annually or more frequently if an event indicates that the asset might be impaired. In accordance with SFAS No. 142, the fair value of these intangible assets is determined based on a discounted cash flow methodology.

Revenue Recognition
Revenues from services are recognized when the services are performed, evidence of an arrangement exists, the fee is fixed and determinable and collectibility is probable. In circumstances when these criteria are not met, revenue recognition is deferred until resolution occurs.

Income Taxes
The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

CLASSIC COSTUME COMPANY, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings (Loss) Per Share of Common Stock
The Company presents basic earnings (loss) per share and, if appropriate, diluted earnings per share in accordance with SFAS 128, “Earnings Per Share (“SFAS 128”). Under SFAS 128 basic net income (loss) per share is computed by dividing net income (loss) for the period by the weighted-average number of shares outstanding during the period. Diluted net income per share is computed by dividing net income for the period by the weighted-average number of common share equivalents during the period. There were no unexpired options or warrants to purchase shares of common stock at December 31, 2006.

Fair Value of Financial Instruments
The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Recent Issued Accounting Standards
In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133; establishes a requirement to evaluate interests in securitized financial assets that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not expect the adoption of Statement 155 to materially effect the Company’s financial position or results of operations.

CLASSIC COSTUME COMPANY, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (continued)
In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract; requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; permits an entity to choose either the amortization method or fair value measurement method for each class of separately recognized servicing assets and servicing liabilities; and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. The Company does not expect to be impacted by the adoption of SFAS 156, which will be effective for fiscal years beginning after September 15, 2006.

In June 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The evaluation of a tax position in accordance with this interpretation is a two step process. The first step is recognition : The enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the enterprise should presume that the position will be examined by the appropriate taxing authority that would have full knowledge of all relevant information. The second step is measurement : A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to materially effect the Company’s financial position or results of operations.

CLASSIC COSTUME COMPANY, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (continued)
In September, 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principals (GAAP), and expands disclosures about fair value measurements. The definition of fair value retains the exchange price notion in earlier definitions of fair value. The exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability. Fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market would use in pricing the asset or liability. This Statement expands disclosures about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. The disclosures focus on the inputs used to measure the fair value and the effect of the measurements on earnings. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 157 to materially effect the Company’s financial position or results of operations.

In September, 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an Amendment of FASB Statements No. 87, 88, 106, and 132(R). This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in the unrestricted net assets of a not-for-profit organization. This Statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit post-retirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. As the Company does not currently have a defined benefit post-retirement plan, it does not expect to be impacted by the adoption of FAS 158.

CLASSIC COSTUME COMPANY, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (continued)
In December 2006, the FASB approved FASB Staff Position (FSP) No. EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2"), which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies". FSP EITF 00-19-2 also requires additional disclosure regarding the nature of any registration payment arrangements, alternative settlement methods, the maximum potential amount of consideration and the current carrying amount of the liability, if any. The guidance in FSP EITF 00-19-2 amends FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities", and No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", and FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure requirement for Guarantees, Including Indirect Guarantees of Indebtedness of Others", to include scope exceptions for registration payment arrangements. FSP EITF 00-19-2 is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the issuance date of this FSP, or for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years, for registration payment arrangements entered into prior to the issuance date of this FSP. The Company is currently evaluating the impact, if any, on the Company's financial position, results of operations or cash flows.
In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The fair value option permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains

CLASSIC COSTUME COMPANY, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

Recent Issued Accounting Standards (continued)
and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option may be applied instrument by instrument (with a few exceptions); is irrevocable (unless a new election date occurs); and is applied only to entire instruments and not to portions of instruments.

This Statement is effective as of the beginning of an entity’s first fiscal year that begins after or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurement. The Company does not expect the adoption of SFAS 159 to materially effect the Company’s financial position or results of operations.

Management does not believe that any recently issued, but not yet effective accounting pronouncements if currently adopted would have a material effect on the accompanying consolidated financial statements.

NOTE 3- GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no operating history nor any revenues or earnings from operations. Additionally, the Company’s ongoing expenses, primarily registration, legal accounting costs, have been paid through funds advanced to it by certain shareholders. The Company intends to resolve its liquidity problems through pursuing a merger or combination with a profitable third party buyer. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4- EQUITY TRANSACTIONS

Classic Costume Company, Inc was incorporated on December 29, 2006. Upon incorporation the Company had authority to issue the following:

Preferred Stock-5,000,000 $.001 par value shares.
Common Stock-50,000,000 $.001 par value shares.

On January 7, 2007, the Company issued an aggregate of 10,000,000 shares of common stock, valued at $0.05 per share, the initial public offering price per share as stated in Note 5, to E. Todd Owens for professional services. The issuance of these shares are reflected in the Company’s financial statements as of December 31, 2006.

NOTE 5- PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("SFAS No.109"). SFAS No.109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss carry-forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The following is a reconciliation of income taxes computed using the statutory Federal rate to the income tax expense in the financial statements for December 31, 2006.

2006
Income tax (benefit) computed
at statutory rate	$(175,000)
Permanent difference	175,000
Provision for income taxes	$-

NOTE6- PROPOSED PUBLIC OFFERING

The Company anticipates selling up to a total of 2,000,000 shares of common stock to be offered and issued directly by the Company and 201,000 shares of common stock to be offered by a selling shareholder in an initial public stock offering at a selling price of $.05 per share.

NOTE 7- SUBSEQUENT EVENTS

On January 7, 2007, the Company executed and consummated a stock purchase agreement with the shareholder of World Wide Relics, Inc.(“World Wide”). Under the purchase agreement, the Company acquired all of the issued and outstanding capital stock of World Wide. In consideration for the stock of World Wide, the Company issued 201,000 shares of common stock, valued at $.05 per share, the initial public offering price per share as stated in Note 5, to Western Securities Corp., the former shareholder of World Wide Relics, Inc. and a promissory note for $30,000 bearing interest at the rate of 7% and due on March 31, 2008.

On January 17, 2007 the Company issued 2,153,117 shares of common stock and a common stock purchase warrant to purchase 15% of the fully diluted shares of common stock, exercisable at $1.00 per share, of the Company to Sichenzia Ross Freidman LLP as consideration for legal fees regarding its representation of the Company in connection with the preparation of the registration statement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
World Wide Relics, Inc
New York, N.Y. 10022

We have audited the accompanying balance sheet of World Wide Relics, Inc. ( a development stage company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders' deficit and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Wide Relics, Inc. (a development stage company) as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred net losses of $7,484 through December 31, 2006. This issue among others raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By:	/s/ Sherb & Co., LLP
Certified Public Accountants

New York, N.Y.
May 4, 2007

WORLD WIDE RELICS, INC.
(a development stage company)
BALANCE SHEETS

	December 31,	December 31,
	2006	2005

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$-	$117
Inventory	4,992	4,613
Total current assets	4,992	4,730
OTHER ASSETS:
Capitalized software costs, net	300	400
Total assets	$5,292	$5,130

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Cash overdraft	$10	$-
Advance from shareholder	3,725	3,089
Accrued expenses	14,000	7,000
Total current liabilities	17,735	10,089

STOCKHOLDERS' DEFICIT:
Preferred stock , $.001 par value, 5,000,000 shares authorized,
0 shares issued and outstanding	-	-
Common stock , $.001 par value, 50,000,000 shares authorized,
1,000,000 issued and outstanding	1,000	1,000
Deficit accumulated during the development stage	(13,443)	(5,959)
Total stockholders' deficit	(12,443)	(4,959)

Total liabilities and stockholders' deficit	$5,292	$5,130

The accompanying notes to the financial statements are an integral part of these statements.

WORLD WIDE RELICS, INC.
(a development stage company)
STATEMENTS OF OPERATIONS

		From Inception	From Inception
		(January 8, 2005)	(January 8, 2005)
	Year Ended	to	to
	December 31,	December 31,	December 31,
	2006	2005	2006

Revenue	$1,252	$3,620	$4,872
Costs of goods sold	478	1,356	1,834

Gross profit	774	2,264	3,038

Operating expenses:
Professional fees	7,000	7,000	14,000
Bank charges	309	176	485
Marketing fees	103	107	210
Depreciation and amortization	100	100	200
Advertising	-	124	124
Other	746	716	1,462
Total operating expenses	8,258	8,223	16,481

Net loss	$(7,484)	$(5,959)	$(13,443)

Loss per share:

Net loss per share - basic and diluted	$(0.007)	$(0.006)	$(0.013)

Weighted average number of shares
outstanding - basic and diluted	1,000,000	1,000,000	1,000,000

The accompanying notes to the financial statements are an integral part of these statements.

WORLD WIDE RELICS, INC.
(a development stage company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FROM INCEPTION (JANUARY 8, 2005) TO DECEMBER 31, 2006

					Deficit
					Accumulated	Total
	Preferred Stock		Common Stock		During the	Stockholders'
	Shares	Amount	Shares	Amount	Development Stage	Deficit

Opening balance, January 8, 2005 (Inception)	-	$-	-	$-	$-	$-

Issuance of shares	-	-	1,000,000	1,000	-	1,000

Net loss	-	-	-	-	(5,959)	(5,959)
Balance, December 31, 2005	-	-	1,000,000	$1,000	$(5,959)	$(4,959)

Net loss	-	-	-	-	(7,484)	(7,484)
Balance, December 31, 2006	-	$-	1,000,000	$1,000	$(13,443)	$(12,443)

The accompanying notes to the financial statements are an integral part of these statements.

WORLD WIDE RELICS, INC.
(a development stage company)
STATEMENTS OF CASH FLOWS

		From Inception	From Inception
		(January 8, 2005)	(January 8, 2005)
	Year Ended	to	to
	December 31,	December 31,	December 31,
	2006	2005	2006

Cash flows from operating activities:
Net loss	$(7,484)	$(5,959)	$(13,443)

Adjustments to reconcile net loss to net
cash used in operating activities:

Depreciation	100	100	200

(Increase) decrease in assets and liabilities:
Inventory	(379)	(4,613)	(4,992)
Accounts payable and accrued expenses	7,000	7,000	14,000

Net cash used in operating activities	(763)	(3,472)	(4,235)

Cash flows from investing activities:
Computer software development costs	-	(500)	(500)
Net cash used in investing activities	-	(500)	(500)

Cash flows from financing activities:
Increase in cash overdraft	10	-	10
Advance from shareholder	636	3,089	3,725
Proceeds from capital stock	-	1,000	1,000

Net cash provided by financing activities	646	4,089	4,735

Net increase (decrease) in cash and cash equivalents	(117)	117	-
Cash and cash equivalents - beginning of period	117	-	-

Cash and cash equivalents - end of period	$-	$117	$-

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$-	$-	$-

The accompanying notes to the financial statements are an integral part of these statements.

WORLD WIDE RELICS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 1 -	ORGANIZATION AND BASIS OF PRESENTATION

World Wide Relics, Inc. (the “Company”) was incorporated on January 8, 2005, as a Nevada corporation.  On January 15, 2005, World Wide Relics, Inc. sold to Western Securities 1,000,000 shares of common stock par value $0.001 for net consideration of $1,000.

The Company is a development stage corporation formed to produce and market our unique line of historical costumes and reenactment clothing lines, and through our website with the registered domain name of WorldWideRelics.Com. To date, we have completed our range of historical uniforms known as “Britain in the 1930’s” and have had reasonable success selling these items to the growing market of world wide enthusiasts and collectors through our internet platform and on eBay Inc. We are adding new ranges of product covering the American Civil War reenactment market by producing a range of high quality uniforms for both the Union and Confederate Civil War Re-enactor. This range includes both uniforms as well as accoutrements such as boots, belts and back packs produced to a museum quality standard. The final business group is the marketing and sale of high quality copies of both British and German uniforms from both the world wars to satisfy the demand from the growing re-enactment groups that are appearing world wide (principally in Europe).

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Development Stage Company
The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to business planning and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their services to the market, and the raising of capital.

Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

WORLD WIDE RELICS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Start-up Costs
In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Stock Based Compensation
In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes Accounting Principles Board (“APB”) Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107”. SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the U.S. Securities and Exchange Commission (the “SEC”) adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS No. 123. Effective January 1, 2006, the Company has adopted SFAS No. 123(R) under the prospective method.

Revenue Recognition
Revenue is recognized once payment is received and goods are shipped. In circumstances when these criteria are not met, revenue recognition is deferred until resolution occurs.

Shipping and handling costs
The Company accounts for shipping and handling costs as a component of “Cost of Sales”.

Advertising
The Company’s policy is to expense the costs of advertising and marketing as incurred. All advertising and marketing costs are included in the statements of income for the year ended December 31, 2006 and period January 8, 2005 (Inception) through December 31, 2005.

WORLD WIDE RELICS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Software Development Costs
Internal use software costs are recorded in accordance with Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Qualifying costs incurred during the application development stage, which consist primarily of outside services, are capitalized and amortized over the estimated useful life of the asset. All other costs, such as the cost of routine maintenance and minor modifications to the software, are expensed as incurred. These costs will be depreciated over a five-year period.

Income Taxes
Income taxes are provided in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carryforwards. As of December 31, 2006, the Company has a small loss carryforward that may be used to offset future obligations.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, and some portion or the entire deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments
The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable
Accounts deemed uncollectible are written off in the year they become uncollectible.

Inventories
Inventories are stated at the lower of average cost or market and consist of finished goods.

Advance from shareholder
Advance from shareholder is due on demand and non-interest bearing.

WORLD WIDE RELICS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements
In February 2006, the FASB issued SFAS 155, which applies to certain "hybrid financial instruments," which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value remeasurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. The adoption of SFAS No.155 did not have a material impact on the Company's financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

WORLD WIDE RELICS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company’s financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company’s consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 3-	GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a cumulative net loss from inception through December 31, 2006.

WORLD WIDE RELICS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 3-	GOING CONCERN (CONTINUED)

The Company will continue its operations and will remain in the development stage for the foreseeable future. There is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s product development efforts.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4-	INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("SFAS No.109"). SFAS No.109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss carry-forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The following is a reconciliation of income taxes computed using the statutory Federal rate to the income tax expense in the financial statements for December 31, 2006 and 2005.

	2006	2005
Income tax (benefit) computed at statutory rate	$(2,600)	$(2,100)
Change in valuation allowance	2,600	2,100
Provision for income taxes	$-	$-

As of December 31, 2006, the Company has net operating losses for Federal income tax purposes totaling approximately $13,000, expiring at various times through December 31, 2026.

The following is a schedule of deferred tax assets as of December 31, 2006:

Net operating loss	$4,700
Valuation allowance	(4,700)
Net deferred tax asset	$-

WORLD WIDE RELICS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 5-	PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE 6-	SUBSEQUENT EVENTS

 On January 17, 2007 Western Securities, the Company’s sole shareholder, sold the 1,000,000 shares of World Wide Relics, Inc common stock for 201,000 shares of common stock in Classic Costume Company, Inc. (“CCC”), a pre-existing Delaware Corporation pursuant to a Plan of Sale (the “Plan”). Classic Costume Company, Inc. was incorporated on December 29, 2006. World Wide Relics, Inc. became a wholly owned subsidiary of Classic Costume Company, Inc.

CLASSIC COSTUME COMPANY, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
(Unaudited)

	For The Year Ended December 31, 2006

	World Wide Relics, Inc.	Classic Costume Company, Inc	Pro- Forma Adjustments		Pro- Forma Combined

Net sales	$1,252	$-	$-		$1,252
Cost of sales	478	-	-		478

Gross profit	774	-	-		774

Operating expenses
Professional fees	7,000	500,000	107,656	(2)	614,656
Bank charges	309	-	-		309
Marketing Fees	103	-	-		103
Depreciation and amortization	100	-	10,499	(1)	10,599
Advertising	-	-	-		-
Other	746	-	-		746

Total operating expenses	8,258	500,000	118,155		626,413

Net loss	(7,484)	(500,000)	(118,155)		(625,639)

-			-		-

Net loss applicable to common stockholders	$(7,484)	$(500,000)	$(118,155)		$(625,639)

Basic and diluted net loss per share	$(0.007)	$(0.0500)	$(0.0502)		$(0.05)

Basic and diluted weighted average shares outstanding	1,000,000	10,000,000	2,354,117		12,354,117

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of Classic Costume Company, Inc. and World Wide Reilcs, Inc. give effect to the acquisition of the assets and liabilities of World Wide Relics, Inc. by Classic Costume Company, Inc. Accordingly, Classic Costume Company, Inc. is treated as the acquirer for accounting purposes accounted for under the purchase method of accounting prescribed by Financial Accounting Standards No. 141, Business Combinations. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of Classic Costume Company, Inc. would actually have been if the merger had in fact occurred on January 1, 2006., nor do they purport to project the results of operations or financial position of Classic Costume Company, Inc. for any future period or as of any date, respectively. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values and useful lives of assets acquired and liabilities assumed are based on preliminary valuation and are subject to final valuation adjustments.

The pro forma combined historical statement of operations gives effect to the acquisition of World Wide Relics, Inc.. as if it had occurred as of January 1, 2006, combining historical results of Classic Costume Company, Inc. for the year ended December 31, 2006 with the historical results of the same period for World Wide Relics, Inc.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between Classic Costume Company, Inc. and World Wide Relics, Inc.

27

CLASSIC COSTUME COMPANY, INC.
PRO FORMA COMBINED BALANCE SHEET (Unaudited)

	For The Year Ended December 31, 2006

	World Wide Relics, Inc.	Classic Costume Company, Inc	Pro- Forma Adjustments				Pro- Forma Combined
			Debit		Credit
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$-	$-	$-		$-		$-
Inventory	4,992	-	-		-		4,992
Total current assets	4,992	-	-		-		4,992
OTHER ASSETS:
Capitalized software costs, net	300	-	40,050	(3)	-		52,793
			12,443	(4)
Accum Amortization	-	-	-		-		-
Total assets	$5,292	$-	$52,493		$-		$57,785

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Cash overdraft	$10	$-	$-		$-		$10
Note payable	-	-	-		30,000	(3)	30,000
Advance from shareholder	3,725	-	-		-		3,725
Accrued expenses	14,000	-	-		-		14,000
Total current liabilities	17,735	-	-		30,000		47,735

STOCKHOLDERS' DEFICIT:
Preferred stock , $.001 par value, 5,000,000 shares authorized,
10,000,000 shares issued and outstanding	-	-	-		-		-
Common stock , $.001 par value, 50,000,000 shares authorized,
11,000,000 issued and outstanding	1,000	10,000	1,000	(4)	-		-
12,354,117 issued and outstanding-proforma					2,153	(2)
					201	(3)	12,354

Additional paid in capital	-	490,000	-		9,849	(3)	605,352
					105,503	(2)

Deficit accumulated during the development stage	(13,443)	(500,000)			13,443	(4)	(607,656)
			107,656	(2)

Total stockholders' equity (deficit)	(12,443)	-	108,656		131,149		10,050

Total liabilities and stockholders' equity (deficit)	$5,292	$-	$108,656		$161,149		$57,785

The accompanying notes to the financial statements are an integral part of these statements.

CLASSIC COSTUME COMPANY, INC.
NOTES TO PRO-FORMA COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(Unaudited)

On January 7, 2007, the Company executed and consummated a stock purchase agreement with the shareholder of World Wide Relics, Inc. (“World Wide”). Under the purchase agreement, the Company acquired all of the issued and outstanding capital stock of World Wide. In consideration for the stock of World Wide, the Company issued 201,000 shares of common stock, valued at $.05 per share, the initial public offering price per share as stated in Note 5 per the 2006 financial statements of Classic Costume Company, Inc, to Western Securities Corp., the former shareholder of World Wide Relics, Inc. and a promissory note for $30,000 bearing interest at the rate of 7% and due on March 31, 2008.

The cost to acquire World Wide Relics, Inc. has been allocated to the net assets and liabilities acquired according to estimated fair values as follows:

Purchase price	$40,050
Total assets	(5,292)
Total liabilities	17,735

Identifiable intangible assets	$52,493

 Pro Forma adjustments reflect the following transaction:

Pro Forma adjustments - December 31, 2006
	DR	CR
(1) Amortization expense	$10,499
Accumulated deficit		$10,499

To record amortization of the intangible as of December 31, 2006.

	DR	CR
(2) Legal fees	$107,656
Common stock		$2,153
Additional paid in capital		$105,503
 To record 2,153,117 shares issued to attorney as consideration for legal services.

	DR	CR
(3) Intangible	$40,050
Note payable		$30,000
Common stock		$201
Additional paid in capital		$9,849

CLASSIC COSTUME COMPANY, INC.
NOTES TO PRO-FORMA COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(Unaudited)

To record purchase of World Wide Relics, Inc. related to the 201,000 shares issued to
Western Securities Corp. and a promissory note as consideration for 100% of common stock of World Wide Relics, Inc.

	DR	CR
(4) Intangible	$12,443
Common sock	$1,000
Accumulated deficit		$13,443

To record an intangible as a result of acquisition of World Wide Relics’ assets and liabilities.